UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2008

Javelin Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-31114	88-0471759

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 CambridgePark Drive, Cambridge Massachusetts	02140

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (617) 349-4500

N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 3, 2008, the Board of Directors (the “Board”) of Javelin Pharmaceuticals, Inc. (the “Company”) appointed Martin J. Driscoll, who currently serves as a member of the Board, to the position of Chief Executive Officer of the Company, effective immediately. Mr. Driscoll replaces Daniel B. Carr, M.D., who had served as Chief Executive Officer since July 2005. Dr. Carr was appointed to serve as Vice Chairman of the Board of Directors of the Company effective immediately, and he will continue to serve as the Company’s Chief Medical Officer.
     As Chief Executive Officer, Mr. Driscoll will earn an annual base salary of approximately $450,000, subject to adjustments. The Company also granted to Mr. Driscoll as a hiring bonus options to purchase up to 850,000 shares of the Company’s common stock at an exercise price of $2.86 per share, the closing price of the common stock on the American Stock Exchange on March 3, 2008. The options were granted under the Company’s 2005 Omnibus Incentive Stock Plan. Options to purchase up to 283,334 shares will vest on March 3, 2009, and options to purchase up to 283,333 shares will vest on each of March 3, 2010 and March 3, 2011. The Company intends to enter into an employment agreement with Mr. Driscoll to memorialize the terms of his employment.
     Mr. Driscoll, age 48, is neither related to nor does he have any relationship with any existing member of the Board of Directors or any executive officer of the Company.
     Mr. Driscoll, who brings more than 26 years of experience in pharmaceutical marketing and sales, business development and commercial operations to his role as Chief Executive Officer of the Company, has served as a director of the Company since June 2006. He has been a principal of MJD Consulting LLC, a pharmaceutical marketing company, since 2005, and was a principal of that firm from its founding in 2002 to 2003. From 2003 to 2005, Mr. Driscoll served as Senior Vice President of Sales and Marketing at Reliant Pharmaceuticals, a privately-held company that markets a portfolio of branded pharmaceutical products. From 2000 to 2002, Mr. Driscoll served as Vice President, Commercial Operations and Business Development at ViroPharma, Inc., where he played a large role in the negotiation and successful management of a multi-million dollar co-promotion/co-development collaboration between ViroPharma and Aventis. From 1983 to 2000, he held various positions at Schering Plough Corporation, including Vice President of Sales and Marketing for its Primary Care Division, and Vice President, Sales and Marketing for the Schering Diabetes Unit. He also served as the Chief Executive Officer of Pear Tree Pharmaceuticals, Inc., a private pharmaceutical company focused on developing prescription products for women, from July, 2007 until March 3, 2008, and he currently serves as a Director of Genta Incorporated (Nasdaq: GNTA), a biotechnology company developing novel cancer therapies. Mr. Driscoll received a B.S. from the University of Texas.
     A copy of the press release announcing the election of Mr. Driscoll as Chief Executive Officer is attached as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

99.1	Press Release of Javelin Pharmaceuticals, Inc. dated March 4, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAVELIN PHARMACEUTICALS, INC.
	By:	/s/ Martin J. Driscoll
		Name:	Martin J. Driscoll
Dated: March 5, 2008		Title:	Chief Executive Officer

EXHBIT INDEX

Number	Document

99.1	Press Release of Javelin Pharmaceuticals, Inc. dated March 4, 2008